Exhibit 10.3

STOCK PURCHASE AGREEMENT

            This Common Stock Purchase Agreement (the "Agreement"), is entered into as of April 12, 2006  by and between, WASTECH, INC., an Oklahoma corporation (the "Company") and ENVIRONMENTAL ENERGY SERVICES, INC., a Delaware corporation (the "Purchaser").

RECITALS

WHEREAS, the Company has entered into an Assignment Agreement on March 26, 2006 wherein it executed an Assignment Agreement (the “Assignment”) of two (2) Sale’s Contracts (the “Sale Contracts”), wherein the Company is acquiring certain coal and mineral rights for approximately 44,000 acres in various counties of West Virginia and 5,898.49 oil and gas rights in Fayette County, West Virginia, all of which, the Assignment and Sales Contracts shall be attached hereto as Schedule I (all rights hereinabove, collectively referred to as the “Mineral Rights”);

WHEREAS, the Company will be acquiring the Sales Contracts into the name of a newly incorporated wholly-owned subsidiary, Wastech of West Virginia, Inc., a West Virginia corporation (“Wastech of WV”);

WHEREAS, a closing (the Closing”) on the Sales Contracts is set for Thursday, April 13th 2006, at the Law Offices of Hoyer, Hoyer & Smith, at 22 Capitol Street, Charleston, West Virginia 25301 at a mutually agreed upon time.

WHEREAS, On September 17, 2002, the parties hereto have entered into that certain Stock Purchase, Agreement, as Amended, wherein it was agreed, among other things, that Purchaser would subscribe to purchase certain shares of common stock from the Company at a minimum floor price of $.09 per share (the “Subscription Agreement”).

WHEREAS, The Company now desires to sell to Purchaser, and Purchaser desires to purchase from the Company, additional shares of the Common Stock of the Company, on the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

TERMS

1.

AUTHORIZATION AND SALE OF SHARES.

1.1 AUTHORIZATION. The Company has authorized the issuance and sale, pursuant to this Agreement, of Thirty-Seven Million Four Hundred Thirty Thousand

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(37,430,000) shares of its Common Stock (the "Shares"), for a total purchase price (the “Purchase Price”) of One Million Eight Hundred Seventy-one Thousand Five Hundred Dollars and No Cents ($1,871,500).

1.2 SALE. Subject to the terms and conditions set forth herein this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Shares at the price of Five Cents ($0.05) per share.

1.3 ADDITIONAL SUBSCRIPTON. The Purchaser agrees, commencing May 15, 2007, to increase said Subscription Agreement in the total amount of Fifteen Thousand Dollars and No Cents ($15,000), with all rights and secured interests, as are now afforded the Company.

1.4 BOARD OF DIRECTOR’S.  Upon full satisfaction by Purchaser of the Purchase Price herein, but no later than August 25, 2006, the Company shall grant Purchaser an additional nominee to its Board of Director’s, a Board currently sitting with one member, one advisory member, and one open nominee previously granted Purchaser.  Notwithstanding, such additional nominee shall be subject to the approval of the Company.

1.6 CURRENT DIRECTOR.  The Chairman of the Board and sole Director of the Company is Mr. Richard D. Tuorto, Sr., and by this Agreement agrees not to reconstitute it Board, other than that nominee previously granted Purchaser, until August 25, 2006 or the Purchase Price herein is paid in full, whichever is sooner.  In consideration of this Agreement, and other good and valuable consideration, the Purchaser agrees that, without its objection, the Company shall in good faith negotiate a “Consulting Agreement” with Mr. Tuorto wherein, for a period of not less than five (5) years, he shall remain a Board of Director and receive compensation of not less than $150,000 per year, in cash, stock or both, however the case may be.  And further, The Company shall also in good faith negotiate a “Poison Pill” with Mr. Tuorto, that for any reason he shall not receive said compensation or remain on the Board of Directors of the Company for said term, he shall be afforded, for a period of five (5) years thereafter, cash compensation of $250,000 per year.

1.7 ADDITIONAL FINANCING. Purchaser agrees in good faith, to provide such financing for the production of two (2) prototypes of that certain “packer-based”, refuse truck, in which the Company owns the licensing rights from its affiliate company New Waste, Inc., to which Purchaser is aware.

2.

CLOSING, PURCHASE AND DELIVERY OF SHARES.

2.1 CLOSING AND PURCHASE OF THE SHARES. The sale and purchase of the Shares, and the consummation of this Agreement, by and through terms herein, shall occur no later than Wednesday April 12, 2006 (the “Closing”).

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2.2 DELIVERY OF THE SHARES. Subject to the terms and conditions hereof, the Company will deliver to the Purchaser, certificates, in such denominations and registered in such name or names as the Purchaser may designate by notice to the Company, representing the Shares to be purchased by the Purchaser from the Company.

2.3 USE OF PROCEEDS. By this Agreement, the Company shall be obligated to use all proceeds from this Agreement pursuant to an agreed upon “Use of Proceeds”, attached hereto as Exhibit A, and incorporated herein by this reference.

2.4 FUTURE DEALINGS.  With regard to Wastech of WV, by and through this Agreement, shall, for a period not to be less than February, 15, 2008, agree not to sell, lease, or otherwise enter into any business operation, concerning the Mineral Rights acquired pursuant to the Assignment of the Sales Contracts without the express written consent of the Purchaser herein.

3.

REGISTRATION RIGHTS.

3.1 RESTRICTIVE LEGEND. The Shares shall bear a restrictive legend substantially in the form set forth below:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer.”

3.2 PIGGYBACK REGISTRATION. For a period of one (1) year, subsequent to the date of this Agreement, if the Company proposes to register any of its Common Stock either for its own account or the account of a security holder or holders exercising their respective demand registration rights, the Company shall use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) all the Shares, then currently held by Purchaser, specified in a written request or requests, made by the Purchaser and received by the Company within fifteen (15) days after the Purchaser's receipt of written notice from the Company regarding the proposed registration, which written request may specify the inclusion of all or a part of Purchaser's Shares.

4.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Purchaser the following:

4.1 ORGANIZATION; ARTICLES OF INCORPORATION.

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

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4.2 CORPORATE POWER. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

4.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations hereunder and thereunder, and for the authorization, issuance, sale and delivery of the Shares has been taken. This Agreement, when executed and delivered, shall constitute valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.4 VALIDITY OF SHARES. The Shares, when issued or sold and delivered in compliance with the provisions of this Agreement or the Articles of Incorporation, as amended, as applicable, the Shares will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer imposed by the Bylaws of the Company or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.5 NOMINEE TO BOARD OF DIRECTOR’S. Upon the satisfactory completion of the Purchase Price herein, Purchaser shall be granted such addition nominee to the Company’s Board of Director’s.  The Company agrees not to reconstitute its Board of Directors until such Purchase Price is otherwise satisfied or forfeited as the case may be.

4.6 MISCELLANEOUS.

1.

There are no options, warrants or securities of any nature outstanding that are exercisable, convertible or exchangeable into shares of its common stock, and the Company is not a party to any agreement of any nature in which the Company is or may be obligated to issue shares of its common stock, other than as disclosed in the SEC Filings.

2.

There is no action, proceeding, claim, or investigation pending or threatened against the Company or to which any of its assets or properties are subject before any court or any governmental department, commission, board, bureau, agency, or instrumentality which involves the possibility of any judgment or liability or which might adversely affect its assets, business, or goodwill and, after investigation, the Company knows of no basis or grounds for any such action, proceeding, claim, or investigation, other than as disclosed in the SEC Filings.

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3.

There is no outstanding order, writ, injunction, or decree of any court, government department, commission, board, bureau, government agency, or instrumentality, or any arbitration award, against the Company, other than as disclosed in the SEC Filings.

4.

The Company has not filed bankruptcy under Title 11, U.S. Code, or any other debt relief law, have not had a receiver appointed, have not made an assignment for the benefit of creditors, and have not been found or adjudicated insolvent by any court or tribunal.

5.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser hereby represents and warrants to the Company as follows:

5.1 LEGAL POWER. The Purchaser has the requisite legal power to enter into this Agreement, and issue such Purchase Price to the Company hereunder, and to carry out and perform its obligations under the terms of this Agreement.

5.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.3 MISCELLANEOUS.

1.

This Agreement, and all agreements executed pursuant hereto, are the valid and binding obligations of the Purchaser enforceable in accordance with their terms;

2.

The Purchaser represents and warrants that it has reviewed all of the SEC Filings, which are publicly available on the Securities & Exchange Commission’s website, www.sec.gov, and has been given the opportunity to review any documents and ask any questions of management of the Company that it desires prior to executing this Agreement;

3.

The Company did not locate the Purchaser by any means of public solicitation or advertising, and no commission or finder’s fee is being paid in connection with the issuance of the Shares;

4.

The Purchaser is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Shares. The Purchaser has no present arrangement (whether or not legally binding) at any time to sell the Shares to or through any person or entity;

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5.

The Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk;

6.

The Purchaser is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or to afford a complete loss of his investment.  The Purchaser understands and acknowledges that the Company has not guaranteed that the Purchaser will be able to realize any amount from the sale of the Shares, when and if the sale of the Shares becomes legally possible.

6.

TERMINATION RIGHTS. The Purchaser acknowledges and agrees that, in consideration for this Agreement, including the material reduction in the Purchase Price for the Shares, it shall not have any right to terminate its payment obligations pursuant to this Agreement.  Instead, the Purchaser’s sole right to terminate its obligation to pay the unpaid portion of the Purchase Price shall be:

1.

In the event the Company fails to deliver the shares purchased by the Purchaser pursuant to an installment of the Purchase Price by the time for payment of the next installment of the Purchase Price,

2.

In the event (i) a custodian, receiver or trustee is appointed for the Company or a substantial part of its assets, or (ii) the Company voluntarily commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the involuntary commencement of any such proceeding that is not dismissed within ninety (90) days

7.          MISCELLANEOUS.

7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina without regard to the conflicts of laws provisions thereof.

7.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein or in the Subscription Agreements shall survive the Closing of the transactions contemplated hereby

7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  Any assignment must be in writing agreed to by the parties hereto.

7.4 ENTIRE AGREEMENT. This Agreement, the Exhibit and Schedules hereto, and any other documents required to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the

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subject matter hereof and no party shall be liable or bound to the other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.5 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6 NOTICES. Except as otherwise expressly provided in this Agreement, any notice or request to be given hereunder by either party to the other shall be in writing and may be affected either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses, but either party may change its notice address by providing written notice to the other in accordance with this Subsection.

If to the Company:

Wastech, Inc

3 Broad Street, Suite 3-A

Charleston, SC 29401

Attn:  Richard D. Tuorto, Sr.

If to the Purchaser:

Environmental Energy Services, Inc.

3350 Americana Terrance, Suite 200

Boise, Idaho 83706

Attn:  A. Leon Blaser

7.7 FEES AND EXPENSES. Each party shall pay its own legal expenses relating to this Agreement. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

7.8 TITLES AND SUBTITLES. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.10 GENDER. All references to "Purchaser," "it" or "he" herein shall be deemed to include the masculine and the feminine with reference to any individuals and the neuter with reference to any artificial persons.

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7.11 FURTHER ASSURANCES. In the event that at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Company and Purchaser shall take such necessary action.

7.12 LEGAL REPRESENTATION.  The parties acknowledge that William L. Tuorto, Esq. (the "Firm") did not represent either party in connection with the negotiation of this Agreement, and was retained by both parties solely to prepare this Agreement as separately negotiated by the parties.  Both the Company and the Purchaser hereby waive any conflict of interest which may exist by virtue of the Firm's joint representation of the Company and the Purchaser, acknowledge that each has carefully read this Agreement, and that it is consistent with the terms previously negotiated by the parties, and has been afforded the opportunity to obtain independent counsel prior to executing this Agreement.  The Purchaser specifically represents that it has not retained or relied upon the Firm with respect to any due diligence investigation of the Company, and has conducted any due diligence investigation that it deems appropriate without the advice or assistance of the Firm.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“COMPANY”

WASTECH, INC

BY:

NAME:

Richard D. Tuorto

ITS:

President

“PURCHASER”

BY:

NAME:

A. Leon Blaser

ITS:

President

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EXHIBIT A

(Use of Proceeds)

Do on or before April 12, 2006 At Closing: $741,500, as follows:

1.

$525,000 due to Seller, H3 LLC. (Includes $5,000 Seller attorney fees, including Deed preparation);

2.

$25,000 to Wastech, Inc., as repayment from short-term loans used as part of earnest monies paid pursuant to Assignment Agreement with HM Business Flood Trust;

3.

$181,500 additional consideration to HM Flood Business Trust pursuant to Assignment Agreement, as Amended April 13, 2006;

4.

$5,000 legal fees to local counsel, Hoyer, Hoyer & Smith, PLLC; and

5.

$5,000 to William L. Tuorto, Esq. as escrow for Recording Fees and associated costs.

Due on or before August 25, 2006: $1,130,000, as follows;

1.

$980,000 balance due to HM Business Flood Trust pursuant to Assignment Agreement; and

2.

$150,000 for costs associated with Wastech’s efforts to come under compliance with the SEC regarding reporting requirements of public entities.

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SCHEDULE I

(Assignment Agreement & Sales Contracts)

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